CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Prospectus and Statement of Additional Information constituting parts of this Post-Effective Amendment No. 60 to the registration statement on Form N-1A (the “Registration Statement”) of our reports dated February 10, 2011, relating to the financial statements and financial highlights appearing in the December 31, 2010 Annual Reports to Shareholders of Vanguard Capital Growth Portfolio, Vanguard Diversified Value Portfolio, Vanguard Equity Income Portfolio, Vanguard Equity Index Portfolio, Vanguard Growth Portfolio, Vanguard High Yield Bond Portfolio, Vanguard International Portfolio, Vanguard Mid-Cap Index Portfolio, Vanguard REIT Index Portfolio, Vanguard Small Company Growth Portfolio, Vanguard Total Bond Market Index Portfolio, and Vanguard Total Stock Market Index Portfolio, and February 14, 2011, relating to the financial statements and financial highlights appearing in the December 31, 2010 Annual Reports to Shareholders of Vanguard Balanced Portfolio, Vanguard Money Market Portfolio, Vanguard Short-Term Investment Grade Portfolio (comprising Vanguard Variable Insurance Funds), which reports are also incorporated by reference into the Registration Statement. We also consent to the references to us under the heading “Financial Highlights” in the Prospectus and under the headings “Financial Statements” and “Service Providers—Independent Registered Public Accounting Firm” in the Statement of Additional Information.

PricewaterhouseCoopers LLP
Philadelphia, PA
October 17, 2011